UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	ETFM	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

FOMO CORP. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

FOMO CORP. (“FOMO”) released the following press release on February 15, 2021.

FOMO CORP. Announces LOI TO ACQUIRE sMARTgUARD eNERGY llc

Chicago, IL, February 16, 2021 – FOMO CORP. (US OTC: ETFM) has agreed to acquire SmartGuard Energy LLC (SGE). SGE consists of the following entities: LED Funding IV LLC, d/b/a LED Funding LLC, and Lux Solutions LLC.

Management believes the acquisition of SGE, together with the recent acquisition of Independence LED Lighting (ILED - https://independenceled.com/) and the planned acquisition of EcoLite (https://www.ecoliteled.com/), enhances FOMO’s ability to provide comprehensive solutions under the anticipated smart/clean buildings initiative for Commercial, Municipal, and Federal buildings throughout the U.S. Since 2015, SGE has retrofitted and financed installations at more than 300 buildings in the U.S. and Puerto Rico where their Lighting-as-a-Service (LaaS) model was pioneered. SGE had a combined (LED Funding plus Lux Solutions) revenue of more than $3,200,000 in 2020. The value of SGE’s potential projects in 2021 is estimated to be over $13,000,000.

A letter of intent (LOI) for the planned acquisition was approved by the FOMO CORP. Board and signed by William F. Butler, CEO of SmartGuard Energy LLC, and FOMO CORP. CEO, Vik Grover, on February 12, 2021. The LOI has also been filed as an 8K with the SEC, and William Butler has agreed to serve as a member of the FOMO CORP. Advisory Board.

Said William Butler: “We look forward to working with the FOMO team. We plan to derive value by leveraging our businesses synergies to accelerate growth and to create shareholder value.”

Vik Grover commented: “Our service platform continues to grow with the anticipated acquisition of the outstanding commercial lighting and green energy consulting businesses in SGE, which will nicely complement our ILED business and anticipated acquisition of EcoLite. We believe that SGE has attractive growth characteristics with its impressive sales funnel. LED Funding provides us with a resource to provide no-money-down financing options to our clients who are looking to slash their operating costs and their carbon footprint by converting to LED lighting and other green solutions.”

As part of the transaction, FOMO will purchase 100% of the membership interests of SGE for the following consideration, subject to adjustment based on audited results:

●	2,000,000 Restricted 1% Series B Preferred Shares with a market valuation of $6,000,000;
●	$3,000,000 cash;
●	$3,000,000 one-year seller note adjusted for net debt of SGE at closing, and;
●	For each of the three years following the closing of this planned transaction, FOMO will make an additional payment to the principals of SGE whenever the sales of SGE made at regular margins exceed an annual baseline of $13,381,047. The amount of each payment will be computed at 10% of the excess of actual sales exceeding the baseline and will be paid in equity valued at the trailing 30-day average of FOMO’s share price.

About FOMO CORP.

FOMO CORP. is a publicly traded company focused on business incubation and acceleration. The Company invests in and advises emerging companies aligned with a growth mandate. FOMO is developing direct investment and affiliations - majority- and minority-owned as well as in joint venture formats - that afford emerging companies access to the public markets for expansion capital as well as spin-out options to become their own stand-alone public companies.

About SmartGuard Energy, LED Funding LLC, and Lux Solutions LLC:

LED Funding LLC (https://ledcapital.org/) provides comprehensive, turnkey, energy efficient lighting solutions. Lux Solutions LLC (https://www.luxsolutions.com/) is a nationwide LED lighting, and green services consulting firm that specializes in servicing commercial businesses. Lux Solutions has partnered with LED Funding on several projects where funding was required.

Forward Looking Statements:

Statements in this press release about our future expectations, including without limitation, the likelihood that FOMO CORP. will be able to meet minimum sales expectations, be successful and profitable in the market, bring significant value to FOMO CORP.’s stockholders, and leverage capital markets to execute its growth strategy, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law. FOMO’s business strategy described in this press release is subject to innumerable risks, most significantly, whether the Company is successful in securing adequate financing. No information in this press release should be construed in any form shape or manner as an indication of the Company’s future revenues, financial condition, or stock price.

Contact:

Wayman Baker, PhD

EVP Corporate Development & Investor Relations

(630) 286-9560

IR@fomoworldwide.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: February 16, 2021	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer